UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

255 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 15, 2008, Centillium Communications, Inc. ("Centillium") entered into a definitive Asset Purchase Agreement (the "Asset Purchase Agreement") with Ikanos Communications, Inc. ("Ikanos"). The Asset Purchase Agreement provides that Ikanos will purchase certain assets and assume certain liabilities relating to Centillium's DSL business (the "DSL Business") for total consideration of approximately $12,000,000 in cash, subject to the terms and conditions set forth in the Asset Purchase Agreement. Fifteen percent (15%) of the purchase price will be held in an escrow for one year as security for certain indemnity obligations including breaches of representations and warranties made by Centillium.

In addition, Centillium and Ikanos will enter into several ancillary agreements, including a transition services agreement, cross license agreement and certain other agreements in connection with this transaction.

The Asset Purchase Agreement contains customary representations and warranties, as well as covenants by each of the parties thereto, and indemnification provisions whereby each party agrees to indemnify the other for breaches of representations, warranties and covenants and certain other matters.

The purchase of Centillium's DSL Business by Ikanos is subject to customary closing conditions, including, but not limited to, the receipt of specified third party consents.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, which is attached hereto as Exhibit 10.59 and is incorporated herein by reference. The press release issued by Centillium announcing the signing of the Asset Purchase Agreement is filed as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
Exhibit 10.59	Asset Purchase Agreement dated as of January 15, 2008 between Ikanos Communications, Inc. and Centillium Communications, Inc.
Exhibit 99.1	Press Release issued by Centillium Communications, Inc., dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Linda Reddick

Linda Reddick
Chief Financial Officer

Dated: January 18, 2008

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 10.59	Asset Purchase Agreement dated as of January 15, 2008 between Ikanos Communications, Inc. and Centillium Communications, Inc. (PDF format provided as a courtesy).
Exhibit 99.1	Press Release issued by Centillium Communications, Inc., dated January 15, 2008. (PDF format provided as a courtesy).